Exhibit 99.1

Cemtrex, Inc. Announces $2 Million Registered Direct Offering

HAUPPAUGE, NY, December 11, 2025 -- Cemtrex, Inc. (NASDAQ: CETX) (the “Company”), an advanced security technology and industrial services company, today announced that it has entered into a definitive agreement for the purchase of approximately 666,667 shares with a single institutional investor, at a purchase price of $3 per share, with gross proceeds to the Company expected to be $2 million to the Company.

The transaction is expected to close on or about Dec 11, 2025, subject to the satisfaction of customary closing conditions. The Company expects to use the net proceeds from the offering, for general corporate purposes, including working capital and potential acquisitions.

The offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-283995) previously filed with the U.S. Securities and Exchange Commission (SEC) and declared effective by the SEC on February 3, 2025. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov.

Interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cemtrex, Inc.

Cemtrex, Inc. (Nasdaq: CETX) is a diversified technology company operating in the Security and Industrial sectors. Its Security segment, led by Vicon Industries, provides advanced video management software, high-performance security cameras, and integrated surveillance solutions for enterprise, government, and critical infrastructure. The Industrial segment, through Advanced Industrial Services (AIS), delivers expert rigging, millwrighting, process piping, and equipment installation services to manufacturers nationwide. With a focus on innovation, execution, and strategic growth, Cemtrex is committed to enhancing safety, efficiency, and value for its customers and shareholders.

For more information visit www.cemtrex.com.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Investor Relations

investors@cemtrex.com